SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2011

SHENGRUI RESOURCES CO. LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-53575	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

270 – 11331 Coppersmith Way
Richmond, British Columbia, Canada V7A 5J9
(Address of principal executive offices)

(604) 214-7706
(Registrant's telephone number, including area code)

(Former name and former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01       Change in Control of Registrant

On March 7, 2011, Kenneth A. Goggans of Sulphur Springs, Texas, purchased 4,120,000 shares of the common stock of Shengrui Resources Co. Ltd. (the “Company”), or approximately 75.5% of the Company’s issued and outstanding common stock (the “Shares”), from Shengrui International Holding Group Co. Ltd., a shareholder of the Company, for the aggregate purchase price of $100,000. The purchase and sale of the Shares was governed by the terms of a stock purchase agreement between Mr. Goggans and Shengrui International Holding Group Co. Ltd. dated March 7, 2011. Mr Goggans paid the purchase price for the Shares in cash from personal funds.

The Company has not entered into any prior transactions with Mr. Goggans or any affiliate of Mr. Goggans or any party related to him.

There are no arrangements known to the Company the operation of which may, at a subsequent date, result in a change in control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shengrui Resources Co. Ltd.

Date: March 10, 2011	/s/ Arthur Skagen
Arthur Skagen
President, Chief Executive Officer, Secretary, Director